                                                                    EXHIBIT 10.2



                                                                  EXECUTION COPY





                          SECURITIES EXCHANGE AGREEMENT



                                 BY AND BETWEEN



                          AT&T WIRELESS SERVICES, INC.



                                       AND



                                 METROCALL, INC.



                          DATED AS OF FEBRUARY 2, 2000

                                TABLE OF CONTENTS

SECURITIES EXCHANGE AGREEMENT.....................................................................................1


ARTICLE 1  EXCHANGE OF SECURITIES; THE CLOSING....................................................................1

1.1               EXCHANGE OF SECURITIES..........................................................................1


1.2               THE CLOSING.....................................................................................2


1.3               TIME AND PLACE OF CLOSING.......................................................................2


1.4               TRANSACTIONS AT THE CLOSING.....................................................................2



ARTICLE 2  REPRESENTATION AND WARRANTIES..........................................................................2

2.1               REPRESENTATIONS AND WARRANTIES OF WIRELESS......................................................2


2.2               REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................................4



ARTICLE 3  COVENANTS..............................................................................................6

3.1               ANTITRUST LAWS..................................................................................6


3.2               LISTING OF ADDITIONAL SHARES....................................................................6


3.3               LIMITATIONS ON TRANSFER.........................................................................6


3.4               FCC APPLICATIONS................................................................................9



ARTICLE 4  CONDITIONS PRECEDENT...................................................................................9

4.1               CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES..................................................9


4.2               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY..............................................9


4.3               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF WIRELESS............................................10


4.4               WAIVER OF CONDITIONS...........................................................................12



ARTICLE 5  TERMINATION AND DEFAULT...............................................................................12

5.1               GENERAL........................................................................................12



5.2               PROCEDURE UPON TERMINATION.....................................................................12


5.3               EFFECT OF TERMINATION..........................................................................12



ARTICLE 6  MISCELLANEOUS.........................................................................................13

6.1               BROKERS........................................................................................13


6.2               NOTICES........................................................................................13


6.3               FEES AND EXPENSES..............................................................................14


6.4               ASSIGNMENT.....................................................................................14


6.5               COUNTERPARTS...................................................................................14


6.6               ENTIRE AGREEMENT...............................................................................14


6.7               GOVERNING LAW..................................................................................14


6.8               HEADINGS.......................................................................................14


6.9               SEVERABILITY...................................................................................15


6.10              MODIFICATION AND AMENDMENT.....................................................................15


6.11              WAIVER.........................................................................................15


6.12              PARTIES OBLIGATED AND BENEFITED................................................................15


6.13              ACTIONS........................................................................................15


6.14              TERMS..........................................................................................15



EXHIBIT A........................................................................................................17


EXHIBIT B........................................................................................................18


SCHEDULE 3.3.....................................................................................................19

                          SECURITIES EXCHANGE AGREEMENT


         THIS SECURITIES EXCHANGE AGREEMENT (this "Agreement"), dated as of February 2, 2000, is entered into by and between AT&T WIRELESS SERVICES, INC., a Delaware corporation ("Wireless"), and METROCALL, INC., a Delaware corporation (the "Company").

                                    RECITALS

         A        Wireless is the legal and beneficial owner of 10,378 issued and outstanding shares (the "Series C Shares") of the Company's Series C Convertible Preferred Stock (the "Series C Preferred").

         B        Wireless and the Company desire to effect an exchange of the
Series C Shares for shares of common stock, $0.01 par value per share, of the Company (the "Common Stock") and, in certain circumstances, for shares of Series D Non-Voting Participating Convertible Preferred Stock of the Company ("Series D Preferred"), upon the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and of the covenants, agreements, representations and warranties hereinafter contained, and intending to be legally bound, Wireless and the Company hereby agree as follows:

                                    ARTICLE 1

                       EXCHANGE OF SECURITIES; THE CLOSING

         1.1 EXCHANGE OF SECURITIES. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date the Series C Shares will be exchanged for (a) that number of shares of Common Stock (the "Wireless Common Shares") equal to the lesser of (i) 13,250,000 (equitably adjusted to take into account any combination or subdivision of the Common Stock effected prior to the Closing Date) and (ii) 19.99% of the total number of shares of Common Stock that will be issued and outstanding on the Closing Date after giving effect to the transactions contemplated by this Agreement, and (b) in the event that the number of shares of Common Stock to be issued pursuant to clause
(a) is less than 13,250,000 (equitably adjusted as aforesaid), that number of shares of Series D Preferred (the "Series D Shares") equal to (i) the difference between 13,250,000 (equitably adjusted as aforesaid) and the number of shares of Common Stock to be issued pursuant to clause (a), divided by (ii) 100. The Series D Preferred shall be issued pursuant to a Certificate of Designation, Number, Powers, Preferences and Relative, Participating, Optional and Other Rights in the form set forth on Exhibit A to this Agreement (the "Series D Certificate of Designation").

         1.2 THE CLOSING. Subject to the satisfaction or waiver of the conditions set forth in Article 4, the closing (the "Closing") shall occur on the first business day after the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the receipt of any required consent of the Federal Communications Commission ("FCC"), or such other date as the parties may agree. The "Closing Date" shall be the date the Closing occurs.

         1.3 TIME AND PLACE OF CLOSING. The Closing shall take place at the offices of Wilmer, Cutler & Pickering, 2445 M Street, N.W., Washington, D.C. 20037 at 10:00 a.m., Washington, D.C. time, on the Closing Date or at such other place agreed to by the parties.

         1.4 TRANSACTIONS AT THE CLOSING. At the Closing, subject to the terms and conditions of this Agreement:

         1.4.1 The Company. The Company shall issue and deliver to Wireless a certificate or certificates representing the Wireless Common Shares and, if applicable, the Series D Shares.

         1.4.2 Wireless. Wireless shall deliver to the Company (a) the certificate or certificates representing the Series C Shares and (b) an irrevocable proxy granting a person to be designated by the Company full power and authority, for a period commencing on the Closing Date and ending on the first anniversary of the Closing Date, to vote all the Wireless Common Shares and any shares of Common Stock into which the Series D Shares may be converted in accordance with the recommendation of the Board of Directors of the Company, which proxy shall be coupled with an interest, provided, however, the proxy shall not apply to any matter as to which the holders of the Series D Preferred have the right to vote under the Series D Certificate of Designation or applicable law.

                                    ARTICLE 2

                          REPRESENTATION AND WARRANTIES

         2.1 REPRESENTATIONS AND WARRANTIES OF WIRELESS. Wireless represents and warrants to the Company, as of the date hereof and as of the Closing Date (unless another date or period of time is specifically stated herein for a representation or warranty), as follows:

         2.1.1    Corporate Organization; the Shares.

         (a) Wireless is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Wireless has all requisite corporate power and authority to own and operate its business as it currently is being conducted and to own and lease the properties and assets owned or leased by it. Wireless is licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not have a material adverse effect on the business, results of operations, properties, financial condition, assets and liabilities of Wireless and its subsidiaries, taken as a whole.

         (b) Wireless has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

         (c) All of the Series C Shares are owned of record and beneficially by Wireless free and clear of all liens, claims, encumbrances, mortgages, pledges, security interests or charges of any kind ("Liens"). No option, warrant, call, subscription right, conversion right or other contract or commitment of any kind exists of any character, written or oral, which may obligate Wireless to offer, sell, transfer or otherwise dispose of any of the Series C Shares.

         2.1.2 Authorization and Validity of Agreement. The execution, delivery and performance by Wireless of this Agreement and the other agreements, certificates, documents, and instruments contemplated hereby or referred to herein, and the consummation by Wireless of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of Wireless. This Agreement has been duly executed and delivered by Wireless and, assuming the due authorization, execution and delivery hereof by the Company, is a legal, valid and binding obligation of Wireless, enforceable against it in accordance with its terms, except as and to the extent such enforceability may be subject to bankruptcy or similar laws affecting creditor rights and general equitable principles.

         2.1.3 No Conflicts. The execution, delivery and performance by Wireless of this Agreement, the consummation by Wireless of the transactions contemplated hereby, and the fulfillment by Wireless of the terms hereof will not:

         (a) conflict with, or result in a breach or violation of, the provisions of any of the certificate of incorporation or bylaws (or comparable instruments) of Wireless;

         (b) conflict with, or result in a default (or would constitute a default but for any requirement of notice or lapse of time or both) under or require notice under any material document, material agreement or other material instrument to which Wireless is a party or by which Wireless is bound (the "Third Party Contracts") or, require any third party consent, waiver or approval in order that any Third Party Contract remain in effect without material modification after the Closing Date and without giving rise to any right to termination, cancellation, acceleration or loss of any material right or benefit;

         (c) result in the creation or imposition of any Lien on Wireless' properties pursuant to (i) any law or regulation to which Wireless or any of its property is subject, or (ii) any judgment, order or decree to which Wireless is bound or any of its property is subject; or

         (d) violate any law, order, judgment, rule, regulation, decree or ordinance to which Wireless is subject or bound.

         2.1.4 Acquisition for Investment. Wireless is acquiring the Wireless Common Shares and, if applicable, the Series D Shares without a present intention of resale or distribution in violation of the Securities Act of 1933, as amended (the "Securities Act") and shall not sell or otherwise transfer such Shares except when such sale or transfer is made in compliance with the Securities Act and all applicable state laws.

         2.2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Wireless, as of the date hereof and as of the Closing Date (unless another date or period of time is specifically stated herein for a representation or warranty), as follows:

         2.2.1 Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its business as it currently is being conducted and to own and lease the properties and assets owned or leased by it. The Company is licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not have a material adverse effect on the business, results of operations, properties, financial condition, assets and liabilities of the Company and its subsidiaries, taken as a whole. The Company has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

         2.2.2 Authorization and Validity of Agreement. The execution, delivery and performance by the Company of this Agreement and the other agreements, certificates, documents and instruments contemplated hereby or referred to herein, and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution, and delivery hereof by Wireless, is a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as and to the extent such enforceability may be subject to bankruptcy or similar laws affecting creditors rights and general equitable principles.

         2.2.3 No Conflicts. The execution, delivery and performance by the Company of this Agreement, the consummation by the Company of the transactions contemplated hereby, and the fulfillment by the Company of the terms hereof will not:

         (a) conflict with, or result in a breach or violation of, the provisions of the certificate of incorporation or bylaws of the Company;

         (b) conflict with, or result in a default (or would constitute a default but for any requirement of notice or lapse of time or both) under or require notice under any material document, material agreement or other material instrument to which the Company is a party or by which the Company is bound (the "Company Third Party Contracts") or, require any third party consent, waiver or approval in order that any Company Third Party Contract remain in effect without material modification after the Closing Date and without giving rise to any right to termination, cancellation, acceleration or loss of any material right or benefit;

         (c) result in the creation or imposition of any Lien on the Company's properties pursuant to (i) any law or regulation to which the Company or any of its property is subject, or (ii) any judgment, order or decree to which the Company is bound or any its property is subject; or

         (d) violate any law, order, judgment, rule, regulation, decree or ordinance to which the Company is subject or bound.

         2.2.4 Capital Stock of the Company. The duly authorized capital stock of the Company consists of 200,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share ("Metrocall Preferred Stock"). As of January 26, 2000, 42,103,017 shares of Common Stock were issued and outstanding. As of January 26, 2000, 249,895 shares of Metrocall Preferred Stock were issued and outstanding, of which 239,517 shares were issued and outstanding shares of Series A Convertible Preferred Stock, par value $.01 per share, and of which 10,378 shares were issued and outstanding shares of Series C Preferred. All of the issued and outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable. Except pursuant to the Company's stock option plans or employee stock purchase plans or as disclosed in the SEC Filings (as defined below), there are no outstanding options, warrants or other rights to subscribe for or purchase or otherwise acquire any shares of capital stock (or securities directly or indirectly convertible into or exchangeable or exercisable for shares of capital stock) of the Company. "SEC Filings" mean the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and all other reports, statements and registration statements filed by the Company with the Securities and Exchange Commission ("SEC") since January 1, 1999 (collectively, the "SEC Filings").

         2.2.5 Financial Statements and Reports. The SEC Filings were prepared and filed in accordance with the rules and regulations of the SEC. As of their respective dates, the SEC Filings did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Filings were prepared in accordance with generally accepted accounting principles as in effect from time to time applied on a consistent basis (except as otherwise noted in such financial statements) and present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, subject, in the case of interim financial statements, to normal year end audit adjustments.

         2.2.6 Validity of Securities. At Closing, the Wireless Common Shares and the Series D Shares to be issued to Wireless will be duly and validly authorized and issued, fully paid and nonassessable, free and clear of any preemptive rights or Liens.

                                    ARTICLE 3

                                    COVENANTS

         3.1 ANTITRUST LAWS. Wireless will, or will cause its "ultimate parent" to file as soon as practicable all filings that are required under the HSR Act, to respond as soon as practicable to all inquiries received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation, to respond as soon as practicable to all inquiries received from any other government agency in connection with antitrust matters, and to seek early termination of any waiting period under the HSR Act.

         3.2 LISTING OF ADDITIONAL SHARES. The Company will file with the Nasdaq National Market a Notification Form for Listing of Additional Shares for an amount of shares of Common Stock equal to at least the amount of the Wireless Common Shares and any shares of Common Stock reserved for issuance upon conversion under the terms of the Series D Certificate of Designation.

         3.3 LIMITATIONS ON TRANSFER. Notwithstanding any other provision of this Agreement (other than Section 2.1.4) or the Series D Certificate of Designation, other than as specifically approved by the Company, Wireless will not sell, transfer or otherwise dispose of any of the Wireless Common Shares, the Series D Shares, or any shares of Common Stock issued upon conversion of the Series D Shares, except as follows (sales, transfers and dispositions of such securities as permitted by any of the following Sections 3.3(a), 3.3(b), 3.3(c) and 3.3(d) shall not reduce the number of such securities that may be sold, transferred or disposed of pursuant to any of the other of such sections):

         (a) Wireless may sell all or any portion of such securities at any time or times more than six (6) months after the Closing, in one or more privately negotiated sales to any person or group that is not a "Restricted Person," as identified in Schedule 3.3 hereto, so long as Wireless and the transferee comply with the following:

         (i) Prior to consummating any such sale, Wireless shall give written notice thereof to the Company specifying the number of securities that Wireless desires to sell. For a period of five (5) business days following such notice, the

Company shall have the exclusive right to negotiate with Wireless with respect to the purchase of such securities by the Company or its nominee. Such exclusive right shall not be deemed to be a right of first offer or right of first refusal, and Wireless shall have the right to reject any offer made by the Company or its nominee during such period. If no such offer is made and accepted prior to the expiration of such period, Wireless shall have the right for a period of three (3) months following expiration of such period to offer and sell such securities on such terms and conditions as shall be acceptable to Wireless. If any of such securities remain unsold at the end of such period and Wireless desires to sell such securities under this Section 3.3(a), Wireless shall again be required to comply with the notice and other provisions of this Section 3.3(a).

         (ii) The transferee of any securities sold pursuant to this Section 3.3(a) shall consent in writing to be bound by the provisions of this Agreement, and an original of such consent shall be delivered to the Company.

         (b) At any time or times more than twelve months after the Closing Date, Wireless may sell all or any portion of the Wireless Common Shares and any shares of Common Stock issued upon conversion of the Series D Shares in one or more sales in any available over-the-counter market for the Common Stock and/or through any exchange on which the Common Stock is then traded, subject to the following:

         (i) The aggregate number of shares of Common Stock sold during each period shown in the following table (a "Period") shall not exceed the sum of (A) the number of shares (which number shall be equitably adjusted to take into account any combination or subdivision of the Common Stock effected prior to or following the Closing Date) indicated in the table for that Period, plus (B) the number of such shares that could have been but were not sold pursuant to this
Section 3.3(b) (determined without regard to Section 3.3(b)(ii)) during any prior Period (the number of shares determined by such sum for any Period will be referred to as the "Permitted Period Shares"):

          Period (after Closing Date)    Permitted Sales
          12 months - 18 months         2,650,000 shares
          18 months - 24 months         2,650,000 shares
          24 months - 30 months         2,650,000 shares
            After 30 months             5,300,000 shares



         (ii) Prior to making any sale of such shares in any Period, Wireless shall give the Company notice of its intention to do so. For a period of five
(5) business days following receipt of such notice, the Company shall have the option, exercisable by written notice to Wireless, to conduct an underwritten offering of all of the Permitted Period Shares pursuant to a registration statement under the Securities Act filed in accordance with Section 2.02 and the other terms and conditions of the Registration Rights Agreement (as defined below). The number of shares to be included in the registration statement may be reduced to the extent that the managing underwriter determines that inclusion of the shares would adversely affect the marketing of the offering, provided that the reduction shall apply first to all holders of such shares other than Wireless and second to the number of Permitted Period Shares, and provided further that if the number of Permitted Period Shares to be included by Wireless in the registration statement is reduced, Wireless may elect to sell such number of Permitted Period Shares pursuant to this Section 3.3(b) without regard to this Section 3.3(b)(ii). If (a) the Company does not exercise its option to conduct an underwritten offering of all of the Permitted Period Shares under this Section 3.3(b)(ii) or (b) having exercised its option, the Company's registration statement is not filed and declared effective within ninety (90) days following the Company's receipt of the notice from Wireless under this Section 3.3(b)(ii), then Wireless may elect to sell all or any portion of the Permitted Period Shares pursuant to this Section 3.3(b) without regard to this Section 3.3(b)(ii).

         (c) Wireless may sell, transfer or otherwise dispose of all or any portion of such securities pursuant to a tender offer, merger, sale of all or substantially all the Company's assets or any similar transaction that offers each holder of Common Stock (other than, if applicable, the person proposing such transaction and its affiliates) the opportunity to dispose of Common Stock for the same consideration or otherwise contemplates the acquisition of Common Stock beneficially owned by each such holder for the same consideration; and

         (d) Wireless may sell, transfer or otherwise dispose of all or any portion of such securities upon the occurrence of a Problematic Regulatory Change of Control. A "Problematic Regulatory Change of Control" is a change of control which causes the holder and/or its affiliates to receive an attributable interest in any radio spectrum or FCC Service with respect to which the FCC or applicable law imposes a spectrum cap (including, without limitation, spectrum caps imposed on the holding of broadband CMRS or narrowband PCS spectrum), multiple ownership restriction, or other material limitation. "FCC Service" shall mean any service subject to FCC (or successor agency) regulation or oversight.

         3.4 FCC APPLICATIONS. If necessary to effectuate the transactions contemplated by this Agreement, the Company shall prepare, file and prosecute any required applications for the FCC's consent to the subject transactions. Wireless shall cooperate with the Company in the preparation, filing and prosecution of any such applications.

                                    ARTICLE 4

                              CONDITIONS PRECEDENT

         4.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES. The respective obligations of Wireless, on the one hand, and the Company, on the other, to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions:

         4.1.1 No Injunction, Etc. No preliminary or permanent injunction or other order shall have been issued by any federal or state court of competent jurisdiction in the United States or by any U.S. federal or state governmental or regulatory body , and no statute, rule, regulation or executive order shall have been promulgated or enacted by any U.S. federal or state governmental authority which restrains, enjoins or otherwise prohibits in any material respects the transactions contemplated hereby .

         4.1.2 HSR Act. Any waiting period under the HSR Act applicable to the consummation of the transactions contemplated hereby shall have expired.

         4.1.3 No Proceeding or Litigation. No suit, action or proceeding before any court or any governmental or regulatory authority shall have been commenced and be pending , and no investigation by any governmental or regulatory authority shall have been commenced and be pending, against any of the parties hereto or any of their affiliates, associates, officers or directors seeking to restrain, prevent or change in any material respect the transactions contemplated hereby or seeking material damages in connection with any such transactions.

         4.1.4 Registration Rights Agreement. The parties shall have amended the Registration Rights Agreement dated as of October 1, 1998 between the Company and McCaw Communications Companies, Inc., in the form provided in Exhibit B (the "Registration Rights Agreement").

         4.1.5 FCC Approval. If required, the parties shall have obtained the prior approval of the FCC to the transactions contemplated by this Agreement.

         4.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY. In addition to the conditions set forth in Section 4.1, the obligations of the Company to consummate the transactions to be consummated at the Closing are subject to the satisfaction, at or prior to the Closing Date, of each of the additional conditions set forth below:

         4.2.1 Accuracy of Representations and Warranties. The representations and warranties of Wireless contained herein or in any certificate delivered pursuant to this Agreement shall be true and correct in all material respects on the date when made and shall be repeated at and as of the Closing Date and shall be true and correct in all material respects on the Closing Date as so made again (unless a representation is made as of a specific date, and in such event it shall be true and correct in all material respects as of such date).

         4.2.2 Performance of Agreements. Wireless shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions contained in this Agreement, to be performed or complied with by it prior to or at the Closing Date.

         4.2.3 Certificates. The Company shall have received a certificate from Wireless, dated the Closing Date, signed by the President or any authorized Vice President of Wireless, in his capacity as an officer of Wireless, to the effect that, to the best of his knowledge, information and belief, the conditions specified in Section 4.2.1 and Section 4.2.2 have been satisfied.

         4.2.4 Opinion of Counsel for Wireless. The Company shall have received an opinion of Wireless' counsel dated the Closing Date in a form agreed to by the parties.

         4.2.5 Other Deliveries. Wireless shall have delivered to the Company at the Closing the following:

         (a) a certificate of incumbency for the officers executing documents on behalf of Wireless;

         (b) a certified copy of the resolutions duly adopted by the directors of Wireless and signed by the Secretary or Assistant Secretary of Wireless authorizing the transactions contemplated by this Agreement;

         (c) a certificate of the Secretary or Assistant Secretary certifying that the resolutions referred to in Section 4.2.5(b) have not been rescinded, modified, or withdrawn and that such resolutions are in full force and effect as of the Closing Date; and

         (d) such further certificates and documents evidencing consummation by Wireless of the transactions contemplated hereby as the Company shall reasonably request.

         4.3 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF WIRELESS. In addition to the conditions set forth in Section 4.1, the obligations of Wireless to consummate the transactions to be consummated at the Closing are subject to the satisfaction, at or prior to the Closing Date, of each of the additional conditions set forth below:

         4.3.1 Accuracy of Representations and Warranties. The representations and warranties of the Company contained herein or in any certificate delivered pursuant to this Agreement shall be true and correct in all material aspects on the date when made and shall be repeated at and as of the Closing Date and shall be true and correct in all material respects on the Closing Date as so made again (unless a representation is made as of a specific date, and in such event it shall be true and correct in all material respects as of such date).

         4.3.2 Performance of Agreements. The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions contained in this Agreement, to be performed or complied with by it prior to or at the Closing Date.

         4.3.3 Certificates. Wireless shall have received a certificate from the Company, dated the Closing Date, signed by the President or any authorized Vice President of the Company, in his capacity as an officer of the Company, to the effect that, to the best of his knowledge, information and belief, the conditions specified in Section 4.3.1 and Section 4.3.2 have been satisfied.

         4.3.4 Opinion of Counsel for the Company. Wireless shall have received an opinion of the Company's counsel dated the Closing Date in a form agreed to by the parties.

         4.3.5 Other Deliveries. The Company shall have delivered to Wireless at the Closing the following:

         (a) a certificate of incumbency for the officers executing the documents on behalf of the Company;

         (b) a certified copy of the resolutions duly adopted by the directors of the Company and signed by the Secretary or Assistant Secretary authorizing the transactions contemplated by this Agreement;

         (c) a certificate of the Secretary or Assistant Secretary certifying that the resolutions referred to in Section 4.3.5(b) have not been rescinded, modified or withdrawn and that such resolutions are in full force and effect as of the Closing Date; and

         (d) such further certificates and documents evidencing the consummation by the Company of the transactions contemplated hereby as Wireless shall reasonably request.

         4.3.6 Filing of Series D Certificate of Designation. If Series D Shares are to be issued to Wireless, the Series D Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware.

         4.4 WAIVER OF CONDITIONS. Each of the parties, in its discretion, may waive, in whole or in part, at or prior to the Closing Date, the failure of satisfaction of any of the conditions precedent to its obligations set forth herein. No such waiver by either of the parties shall be effective unless made in writing.

                                    ARTICLE 5

                             TERMINATION AND DEFAULT

         5.1 GENERAL. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date, as set forth below:

         5.1.1 Mutual Consent. This Agreement may be terminated by the mutual consent of the parties.

         5.1.2 Order or Decree. This Agreement may be terminated by Wireless or the Company if any court of competent jurisdiction in the United States or other U.S. governmental body shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting in any material respects the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable.

         5.1.3 Outside Date. This Agreement may be terminated by either party
(a) if the Closing shall not have occurred by September 1, 2000 (the "Outside Date") or (b) if one or more conditions to such party's obligation to consummate the transactions contemplated hereby cannot be satisfied by the Outside Date; provided, however, that no party may exercise its rights under this Section
5.1.3 if such party is in material breach or default under this Agreement.

         5.2 PROCEDURE UPON TERMINATION. In the event of the termination of this Agreement, written notice thereof shall promptly be given to the other party hereto and this Agreement shall terminate, all further obligations of the parties hereunder to satisfy the conditions precedent to the Closing shall terminate, and the transactions contemplated hereby shall be abandoned without further action by any of the parties hereto.

         5.3 EFFECT OF TERMINATION. Nothing in this Article 5 shall relieve any party hereto of any liability for intentional or willful breach of this
Agreement. The parties shall have no liability for termination of this Agreement for any reason other than an intentional or willful breach of this Agreement.

                                    ARTICLE 6

                                  MISCELLANEOUS

         6.1 BROKERS. The transactions contemplated hereby have been and shall be carried on by parties in such manner as not to give rise to any valid claims against the parties for a brokerage commission, finder's fee or other like payment. Each party agrees to indemnify and hold the other harmless from and against any claims for brokerage commissions or finder's fees insofar as such claims shall be alleged to be based upon arrangements or agreements made by the indemnifying party or on its behalf. Such indemnity shall include the cost of reasonable counsel fees in connection with the defense of any such claims.

         6.2 NOTICES. Except as otherwise provided, all notices which are permitted or required under this Agreement shall be in writing and shall be deemed given (a) when delivered personally, (b) if by fax upon transmission with confirmation of receipt by the receiving party's facsimile terminal, (c) if sent by documented overnight delivery service on the date delivered or (d) if sent by mail, five (5) business days after being mailed by registered or certified mail, postage prepaid, addressed as follows, or to such other person or address as may be designated by notice to the other party:

         If to the Company, to:

         Metrocall, Inc.
         6677 Richmond Highway
         Alexandria, Virginia  22306
         Attn: Vincent D. Kelly, Chief Financial Officer and Treasurer Fax Number: (703) 768-9625

         with a copy (which shall not constitute notice) to:

         Wilmer, Cutler & Pickering
         2445 M Street, NW
         Washington, DC  20037-1420
         Attn:  Thomas W. White
         Fax Number:  (202) 663-6363

         If to Wireless, to:

         AT&T Wireless Services, Inc.
         7277 164th Avenue N.E.
         Redmond, Washington 98052
         Attn:  Michael C. Schwartz, Vice President
         Fax Number (425) 580-8405

         With a copy (which shall not constitute notice) to:

         Riddell Williams P.S.
         1001 Fourth Avenue Plaza
         Suite 4500
         Seattle, Washington 98154-1065
         Attn:  Frank C. Woodruff
         Fax Number:  (206) 389-1708

         6.3 FEES AND EXPENSES. Each party shall pay the filing fee relating to any filing required by it, if any, in accordance with the HSR Act. Each party shall pay the filing fee relating to any filing required by it, if any, with respect to requisite applications to obtain the FCC's consent to the transactions contemplated by this Agreement. All other expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement shall be paid by the party incurring such expenses.

         6.4 ASSIGNMENT. This Agreement and the transactions contemplated hereby may not be assigned or otherwise transferred, in whole or in part, by operation of law or otherwise, without the prior written consent of the other party.

         6.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered, shall be an original instrument, but such counterparts together shall constitute a single agreement.

         6.6 ENTIRE AGREEMENT. This Agreement, including all Exhibits hereto, and all certificates and documents executed and delivered in connection with this Agreement, when executed and delivered, shall constitute the entire agreement of the parties, superseding and extinguishing all prior agreements and understandings, representations and warranties, relating to the subject matter hereof.

         6.7 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by the substantive laws of the State of Delaware applicable to contracts made and to be performed therein, without reference to the principles of conflicts of laws.

         6.8 HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

       6.9 SEVERABILITY. Any provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, provided that such invalidity or unenforceability does not deny any party the material benefits of the transactions for which it has bargained, such invalidity or unenforceability shall not affect in any way the remaining provisions hereof.

         6.10 MODIFICATION AND AMENDMENT. This Agreement may not be modified or amended except by written agreement specifically referring to this Agreement and signed by the parties hereto.

         6.11 WAIVER. No waiver of a breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

         6.12 PARTIES OBLIGATED AND BENEFITED. Subject to the limitations set forth below, this Agreement will be binding upon the parties hereto and their respective assignees and successors in interest and will inure solely to the benefit of such parties and their respective assigns and successors in interest, and no other person will be entitled to any of the benefits conferred by this Agreement.

         6.13 ACTIONS. Each party will execute and deliver to the other, from time to time at or after the Closing, for no additional consideration and at no additional cost to the requesting party, (without incurring any obligation to pay money) such further assignments, certificates, instruments, records or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

         6.14 TERMS. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. The words "include" and "exclude" and derivatives of those words are used in this Agreement in an illustrative sense rather than limiting sense.

                           [Execution Page Following]

         IN WITNESS WHEREOF, the parties have caused this Securities Exchange Agreement to be executed by their respective duly authorized representatives, officers or agents on the date first written above.



                          AT&T WIRELESS SERVICES, INC.


                                            By: ________________________________

                                            Its: _______________________________


                                            METROCALL, INC.


                                            By: ________________________________

                                            Its: _______________________________

                                                                       EXHIBIT A

                   CERTIFICATE OF DESIGNATION, NUMBER, POWERS,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
                          OPTIONAL AND OTHER RIGHTS OF
                        SERIES D NON-VOTING PARTICIPATING
                           CONVERTIBLE PREFERRED STOCK
                                       OF
                                 METROCALL, INC.

         Metrocall, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies that, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors adopted the following resolution at a meeting on January 21, 2000:

         WHEREAS, the Board of Directors of the Corporation is authorized by the Restated Certificate of Incorporation, as amended, to issue up to 1,000,000 shares of preferred stock in one or more classes or series and, in connection with the creation of any class or series, to fix by the resolutions providing for the issuance of shares the powers, designations, preferences and relative, participating, optional or other rights of the class or series and the qualifications, limitations or restrictions thereof; and

         WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to such authority, to authorize and fix the terms and provisions of a series of preferred stock and the number of shares constituting the series;

         NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized a series of preferred stock on the terms and with the provisions herein set forth on Annex A attached to this resolution.


                                                     ---------------------
                                                     Shirley B. White
                                                     Assistant Secretary




Attest:



-------------------
Vincent D. Kelly
Chief Financial Officer

                                                                         ANNEX A

          SERIES D NON-VOTING PARTICIPATING CONVERTIBLE PREFERRED STOCK

         The designation, number, powers, designations, preferences and relative, participating, optional and other rights of the Series D Non-Voting Participating Convertible Preferred Stock of Metrocall, Inc. (the "Corporation") are as follows:

         1.       DESIGNATION AND AMOUNT.

         This series of preferred stock shall be designated as Series D Non-Voting Participating Convertible Preferred Stock (the "Series D Preferred Stock") and shall have $0.01 par value per share. The number of authorized shares constituting this series shall be _______ shares1/. The Corporation may issue fractional shares of Series D Preferred Stock.

         2.       DIVIDENDS.

         If the Corporation pays or sets aside for payment any dividend or distribution on the Common Stock (a "Common Stock Dividend") (other than dividends or distributions paid solely in shares of Common Stock or rights, options or warrants to purchase shares of Common Stock), the Series D Preferred Stock will be entitled to receive Common Stock Dividends, as and when paid on the Common Stock, in an amount per share equal to the amount that would have been payable on the number of shares of Common Stock into which each share of Series D Preferred Stock would have been converted if the share had been converted to Common Stock pursuant to the provisions of Section 5 hereof as of the record date for the determination of holders of Common Stock entitled to receive the dividend. Any Common Stock Dividend shall be paid to the holders of record of shares of the Series D Preferred Stock as they appear on the books of the Corporation on such record date as shall be fixed by the Board of Directors for the payment of the Common Stock Dividend.

         3.       LIQUIDATION PREFERENCE.

         In the event of any bankruptcy, liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, each holder of shares of Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or funds of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, but after payment to holders of the Series A Convertible Preferred Stock, $.01 par value, of the Corporation (the "Series A Preferred Stock") and any other class or series of preferred stock of the Corporation that by its terms is senior to the Series D Preferred Stock in right of payment of dividends or liquidation preference (together with the Series A Preferred Stock, "Senior Stock") of any amounts to which they are entitled, an amount per share of Series D Preferred Stock equal to one dollar plus the amount which the shares of Common Stock into which such share of Series D Preferred is convertible would receive (after giving effect to the payment of one dollar per share of Series D Preferred and assuming all shares of Series D Preferred were converted immediately prior to such distribution) . If the assets and funds legally available for distribution among the holders of Series D Preferred Stock shall be insufficient to permit the payment to the holders of the full aforesaid preferential amount, then the assets and funds shall be distributed ratably among holders of Series D Preferred Stock in proportion to the number of shares of Series D Preferred Stock owned by each holder.

         4.       VOTING RIGHTS.

         The holders of the Series D Preferred Stock shall have no voting rights except as set forth in the Corporation's Restated Certificate of Incorporation, as it may be amended or restated from time to time (the "Certificate of Incorporation"), or as provided by applicable law, and except for the following:

                  (a) Changes in Organizational Documents. So long as the Series D Preferred Stock is outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders

--------
1/       Number of shares to be issued pursuant to the Securities Exchange
         Agreement.

of a majority of the then outstanding shares of Series D Preferred Stock, voting as a single class, amend, repeal, modify or supplement (i) any provision of the Certificate of Incorporation or the Bylaws of the Corporation if such amendment, repeal, modification or supplement in any way adversely affects the powers, designations, preferences or other rights of the Series D Preferred Stock; provided, that nothing contained herein shall be construed to prohibit the Corporation from issuing any debt or equity securities, regardless of ranking, or (ii) this Certificate of Designation, Number, Powers, Preferences and Relative, Participating, Optional and Other Rights of Series D Non-Voting Participating Convertible Preferred Stock ("Certificate of Designation").

                  (b) Means of Voting. The rights of the holders of Series D Preferred Stock under this Section 4 may be exercised (i) at a meeting of the holders of shares of such Series D Preferred Stock, called for the purpose by the Corporation, or (ii) by written consent signed by the holders of the requisite percentage of the then outstanding shares of the Series D Preferred Stock, delivered to the Secretary or Assistant Secretary of the Corporation. Except to the extent otherwise provided herein or to the extent that holders of a majority of the Series D Preferred Stock decide otherwise, any meeting of the holders of Series D Preferred Stock shall be conducted in accordance with the provisions of the Bylaws of the Corporation applicable to meetings of stockholders. In the event of a conflict or inconsistency between the Bylaws of the Corporation and any term of this Certificate of Designation, including, but not limited to this Section 4, the terms of this Certificate of Designation shall prevail.

         5.       CONVERSION.

         Shares of Series D Preferred Stock may be converted into shares of Common Stock, on the terms and conditions set forth in this Section 5.

                  (a)      Optional Conversion.

                           (i)     The Corporation shall have the right, at any
time and from time to time, to convert all or a portion of the shares of Series D Preferred Stock into one hundred (100) shares of Common Stock per share of Series D Preferred Stock that is converted. Notwithstanding the foregoing, the Corporation may not exercise its right to convert shares of the Series D Preferred Stock to the extent that such conversion would cause any holder of record to own 20% or more of the Common Stock issued and outstanding as of the time of the conversion.

                           (ii)     Each holder shall have the right, at any
time and from time to time, to convert all or a portion of the shares of Series D Preferred Stock held by such holder into one hundred (100) shares of Common Stock per share of Series D Preferred Stock that is converted.

                  (b) Automatic Conversion. After the initial issuance thereof, each share of Series D Preferred Stock not previously converted into Common Stock shall automatically convert (an "Automatic Conversion") without further action on the part of the holder thereof into one hundred (100) shares of Common Stock upon any sale or transfer of such share of Series D Preferred Stock by the holder to any person or entity who is not an Affiliate of such holder. From and after an Automatic Conversion, each certificate formerly representing shares of Series D Preferred Stock that were converted pursuant to such Automatic Conversion shall thereafter be deemed to represent the number of shares of Common Stock into which such shares of Series D Preferred Stock have been converted pursuant to such Automatic Conversion (and no holder shall thereafter have any rights in respect of such shares of Series D Preferred Stock). For purposes hereof, "Affiliate" shall mean, with respect to any person, any other person, directly or indirectly controlling, controlled by, or under common control with, such person.

                  (c) Common Stock. The Common Stock to be issued upon conversion hereunder shall be fully paid and nonassessable.

                  (d)      Procedures for Conversion.

                           (i)      Upon the Corporation's notice to a holder
of shares of the Series D Preferred Stock of the Corporation's exercise of its right to convert all or any portion of such shares of Series D Preferred

Stock into shares of Common Stock under Section 5(a)(i), a holder's election to convert all or any portion of its shares of Series D Preferred Stock under
Section 5(a)(ii), or an Automatic Conversion pursuant to Section 5(b),the holder shall surrender the certificate or certificates therefor, duly endorsed for transfer, during normal business hours, to the Corporation at its principal or at such other office or agency then maintained by it for such purpose (the "Payment Office"), and, if so required by the Corporation or any conversion agent, an instrument of transfer, in form reasonably satisfactory to the Corporation and to any conversion agent, duly executed by the registered holder or by its duly authorized attorney, and any cash payment required pursuant to
Section 5(d)(ii). As promptly as practicable after the surrender of the certificate or certificates for any shares of Series D Preferred Stock converted in the manner provided in the preceding sentence, but in any event within three
(3) trading days of such surrender, the Corporation will deliver or cause to be delivered at the Payment Office to or upon the written order of the holder of such shares, certificates representing the number of full shares of Common Stock issuable upon such conversion and any shares of Series D Preferred Stock represented by the certificate or certificates surrendered that have not been converted, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates in proper order for conversion, and all rights of the holder of the shares of Series D Preferred Stock so converted as a holder of such shares shall cease at such time and the person or persons in whose name or names the certificates for such shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders thereof at such time; provided, however, that any such surrender and payment on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificates for such shares of Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are opened.

                           (ii)     The issuance of certificates for shares of
Common Stock upon conversion shall be made without charge for any issue, stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of record of the shares converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not payable.

                           (iii)    Upon any conversion of shares of Series D
Preferred Stock in accordance with the provisions of this Certificate of Designation, the Corporation shall pay to the holder thereof, simultaneously with the issuance of the shares of Common Stock into which such shares of Series D Preferred Stock have been converted, the amount of any accrued but unpaid dividends on such shares of Series D Preferred Stock the record date for payment of which is prior to the date of issuance of such shares of Common Stock.

                  (e) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series D Preferred Stock, the number of shares of Common Stock that would be issuable if all then outstanding shares of Series D Preferred Stock were converted. If at any time the number of authorized and unissued shares of Common Stock that are reserved for issuance upon conversion of the shares of Series D Preferred Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series D Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, taking appropriate board action, recommending such an increase to the holders of Common Stock, holding stockholders meetings, soliciting votes and proxies in favor of such increase to obtain the requisite stockholder approval and upon such approval, the Corporation shall reserve and keep available such additional shares solely for the purpose of effecting the conversion of the shares of the Series D Preferred Stock.

                  (f) Notices. Any notice required by the provisions of this Certificate of Designation to be given to the holders of shares of Series D Preferred Stock shall be deemed given five (5) days after such notice is deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation, or the next business day after such notice is delivered to a recognized overnight courier service with next-business day delivery specified.

                  (g) Reorganization, Merger or Sale of the Corporation. Notwithstanding any other provision hereof, in case of (A) any reorganization or reclassification of the capital stock of the Corporation or (B) any merger or consolidation of the Corporation, that in any such case results in the Common Stock being converted into other securities or property, or the right to receive other securities and property, then, to the extent the Corporation or the holders do not otherwise convert all outstanding shares of Series D Preferred Stock, each share of Series D Preferred Stock that is not converted into the right to receive other securities or property prior to such transaction shall thereafter be convertible into, in lieu of Common Stock, the kind and amount of securities and property receivable upon consummation of such transaction by a holder of that number of shares of Common Stock into which one share of Series D Preferred Stock was convertible immediately prior to such transaction.

                  (h) Adjustments. The number of shares of Common Stock issuable upon conversion of shares of the Series D Preferred Stock that are then outstanding shall be subject to adjustment from time to time as follows:

                           (i)      Stock Dividends; Stock Splits; Reverse Stock
Splits. In case the Corporation shall (A) declare or pay a dividend on its outstanding Common Stock in shares of Common Stock or make a distribution to all holders of its outstanding Common Stock in shares of Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares or reclassify its outstanding Common Stock, or (C) combine its outstanding Common Stock into a smaller number of shares, the number of shares of Common Stock issuable upon conversion of each share of Series D Preferred Stock shall be adjusted so that the holder of each such share shall thereafter be entitled to receive upon conversion thereof the kind and number of shares of Common Stock or other securities that such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such share been converted in full immediately prior to the happening of such event or any record date with respect thereto (with any record date requirement being deemed to have been satisfied), and, in any such case, the number of shares of Common Stock or other securities issuable upon conversion of each such share shall be subject to further adjustments under this Section 5(h). An adjustment made pursuant to this
Section 5(h)(i) shall become effective at the record date, if any, for such event.

                           (ii)     Distributions to Stockholders.  In case the
Corporation shall issue to holders of its Common Stock rights, options, warrants or convertible or exchangeable securities (collectively, the "rights") entitling them to subscribe for or purchase Common Stock at a price per share of Common Stock (determined by dividing (A) the total amount receivable by the Corporation in consideration of the issuance of such rights plus the total consideration payable to the Corporation upon exercise, conversion or exchange thereof, by (B) the total number of shares of Common Stock covered by such rights) that is lower than the Current Market Price per share of Common Stock in effect immediately prior to such issuance, then the number of shares of Common Stock issuable upon conversion of all shares of Series D Preferred Stock shall be increased in a manner determined by multiplying the number of shares of Common Stock theretofore issuable upon the conversion of all shares of Series D Preferred Stock by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights plus the number of additional shares of Common Stock offered for subscription or purchase, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights plus the number of shares of Common Stock which the aggregate consideration to be received by the Corporation in connection with such issuance (as defined in the following sentence) would purchase at the then Current Market Price per share of Common Stock. For purposes of this Section 5(h), the "Current Market Price" per share of Common Stock for any date shall mean average of the closing prices of the Common Stock for the 10 trading days prior to such date. For purposes of this Section 5(h)(ii), the "aggregate consideration to be received by the Corporation" in connection with any issuance of such rights shall be deemed to be the consideration received by the Corporation for such rights plus any consideration or premiums stated in such rights to be paid for the shares of Common Stock covered thereby.

                           (iii)    Issuance of Common Stock at Lower Values.
In case the Corporation shall, in a transaction to which Section 5(h)(i) is inapplicable (and, in any event, other than upon conversion of Series A Preferred Stock or Series D Preferred Stock, or upon exercise of any warrants or employee stock options that were outstanding on the date of issuance of the Series D Preferred Stock or pursuant to contractual commitments to which the Corporation was bound on such date), issue or sell shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, at a price per share of Common Stock (determined, in the case of rights, options, warrants or convertible or exchangeable securities, by dividing (A) the total amount receivable by the Corporation in consideration of the issuance and sale of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Corporation upon exercise, conversion or exchange thereof, by (B) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) that is lower (at the date of such sale or issuance) than the Current Market Price per share of Common Stock in effect immediately prior to such sale or issuance or for no consideration, then in each case the number of shares of Common Stock thereafter issuable upon the conversion of the shares of Series D Preferred Stock shall be increased in a manner determined by multiplying the number of shares of Common Stock theretofore issuable upon the conversion of all shares of Series D Preferred Stock by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the sale or issuance, plus the number of additional shares of Common Stock offered for subscription or purchase or to be issued upon conversion or exchange of such convertible or exchangeable securities, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the sale or issuance plus the number of shares of Common Stock which the aggregate consideration to be received by the Corporation (as defined in the following paragraph) in connection with such sale or issuance would purchase at the then Current Market Price per share of Common Stock.

         For the purpose of such adjustments the "aggregate consideration to be received by the Corporation" therefore shall be deemed to be the consideration received by the Corporation for such rights, options, warrants or convertible or exchangeable securities plus any consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby.

         In case the Corporation shall issue or sell shares of Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration" receivable by or payable to the Corporation for purposes of Sections 5(h)(ii) and 5(h)(iii), the Board of Directors of the Corporation shall determine, in good faith, the fair value of such property. In case the Corporation shall issue and sell rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, together with one or more other securities as part of a unit at a price per unit, then in determining the "price per share of Common Stock" and the "consideration" receivable by or payable to the Corporation for purposes of Sections 5(h)(ii) and 5(h)(iii), the Board of Directors of the Corporation shall determine, in good faith, the fair value of the rights, options, warrants or convertible or exchangeable securities then being sold as part of such unit.

         Any increase of the number of shares of Common Stock issuable upon conversion of shares of Series D Preferred Stock pursuant to this Section 5(h)(iii) shall be allocated among such Series D Preferred Stock on a pro rata basis.

                           (iv)     Expiration of Rights, Options and Conversion
Privileges. Upon the expiration of any rights, options, warrants or conversion or exchange rights that have previously resulted in an adjustment under this
Section 5(h), if any thereof shall not have been exercised, the number of shares of Common Stock issuable upon conversion of Series D Preferred Stock shall be readjusted and shall thereafter, upon any future exercise, be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and
(ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise plus the consideration, if any, actually received by the Corporation for issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; provided that no such readjustment shall have the effect of decreasing the number of shares issuable upon conversion of Series D Preferred Stock by a number that is in excess of the amount or number of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights or shall have the effect of decreasing the number of shares of Common Stock that have been issued upon conversion of any shares of Series D Stock prior to the date of such readjustment.

                           (v)      De minimis Adjustments.  No adjustment in
the number of shares of Common Stock issuable under any Series D Preferred Stock shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of shares of Common Stock purchasable upon a conversion of Series D Preferred Stock; provided, that any adjustments which by reason of this Section 5(h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

                           (vi)     Notice of Adjustment.  Whenever the number
of shares of Common Stock or other stock or property issuable upon the conversion of Series D Preferred Stock is adjusted, as herein provided, the Corporation shall deliver to the holders thereof a certificate of a firm of independent public accountants selected by the Board of Directors of the Corporation (who may be the regular accountants employed by the Corporation) setting forth the number of shares of Common Stock or other stock or property issuable upon the conversion of each share of Series D Preferred Stock after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made and shall promptly mail by first class mail, postage prepaid, to each holder notice of such adjustment or adjustments.

                  (i) Status of Converted Shares. Upon conversion, any shares of the Series D Preferred Stock that have been so converted shall be retired and thereafter have the status of authorized but unissued shares of preferred stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors or a duly authorized committee thereof.

         6.       PREEMPTIVE RIGHTS.

         No shares of Series D Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

                                    EXHIBIT B

                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT

         This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of ________, 2000, by and among METROCALL, INC., a Delaware corporation (the "Company"), AT&T WIRELESS SERVICES, INC., a Delaware corporation ("Wireless"), and McCAW COMMUNICATIONS COMPANIES, INC., a Delaware corporation ("McCaw").

                                    RECITALS

         WHEREAS, Wireless is the record and beneficial owner of 10,378 shares of the Company's Series C Convertible Preferred Stock, a portion of which it received as assignee of McCaw;

         WHEREAS, the Company and McCaw are parties to that certain Registration Rights Agreement dated as of October 1, 1998 (the "Registration Rights Agreement");

         WHEREAS, the Company and Wireless are parties to that certain Securities Exchange Agreement, dated as of February 2, 2000 (the "Securities Exchange Agreement"), pursuant to which Wireless will exchange (the "Exchange") all of its shares of the Series C Convertible Preferred Stock (the "Series C Shares") of the Company for shares of Common Stock, $.01 par value of the Company (the "Common Shares") and, if applicable, shares of Series D Non-Voting Participating Convertible Preferred Stock (the "Series D Shares"); and

         WHEREAS, pursuant to the Securities Exchange Agreement, the Company and Wireless have agreed to amend and restate the Registration Rights Agreement to provide that the Company will register the Common Shares and the shares of Common Stock into which the Series D Shares are converted, upon the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         1.01 "Closing" means the closing of the Exchange pursuant to which the Company will have issued the Common Shares and, if applicable, the Series D Shares in accordance with the Securities Exchange Agreement.

         1.02 "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         1.03 "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         1.04 "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any court, panel, judge, board, bureau, commission, agency or other entity, body or other Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         1.05 "Holder" means Wireless and each transferee permitted pursuant to
Section 6.04(a) of this Agreement that has become a party to this Agreement as provided in Section 6.04(a).

         1.06 "Person" means an individual or corporation, partnership, trust, unincorporated organization, association or other entity and includes any Governmental Authority.

         1.07 "Registrable Securities" means (a) the Common Shares received by Wireless from the Company pursuant to the Securities Exchange Agreement, (b) any shares of Common Stock issued to Wireless upon conversion of Series D Shares, and (c) any other shares of Common Stock or other securities issued with respect to any of the shares described in the foregoing clauses (a) or (b) or this clause (c) pursuant to any stock dividend, stock split, recapitalization or similar event; provided, however, that any Registrable Security will cease to be a Registrable Security when (i) such Registrable Security has been transferred pursuant to an effective registration statement under the Securities Act covering such Registrable Security (but not including any transfer exempt from registration under the Securities Act), (ii) such Registrable Security is no longer held of record by a Holder, or (iii) the Holder of such Registrable Security is then able to use Rule 144 of the Securities Act (or any successor provision) to transfer such Registrable Security without registration under the Securities Act and without regard to the volume limitations under Rule 144(e).

         1.08 "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         1.09 "Shares" means shares of the Registrable Securities.

                                   ARTICLE II

                               REGISTRATION RIGHTS

         The Company shall file registration statements (each a "Registration Statement") under the Securities Act with respect to the Registrable Securities as provided in this Article II.

         2.01     Shelf Registration.

                  (a) The Company shall prepare and file with the Commission a Registration Statement under the Securities Act (the "Shelf Registration Statement") for the resale of the Registrable Securities, including but not limited to the shares of Common Stock issuable upon conversion of Series D Shares that have not yet been converted, and shall use all its reasonable efforts to cause the Shelf Registration Statement to become effective promptly after filing. The Shelf Registration Statement shall be filed with the Commission within one hundred eighty (180) days of the Closing.

                  (b) Except as provided in Section 2.01(c), the Company shall use all its reasonable efforts to maintain the effectiveness of the Shelf Registration Statement filed pursuant to this Section 2.01 until such time as all Series D Shares have been converted into shares of Common Stock and either
(i) all Shares registered pursuant to the Shelf Registration Statement have been transferred pursuant to the Shelf Registration Statement, or (ii) no more Registrable Securities remain outstanding.

                  (c) The obligations of the Company under this Section 2.01 are subject to the condition that the Company shall be entitled to require each Holder to suspend for up to ninety (90) days, once in any twelve month period after the Shelf Registration Statement has become effective, the sale of Shares pursuant to the Shelf Registration Statement if and for so long as (i) the Board of Directors of the Company determines, in its reasonable judgment, that the sale of Shares pursuant thereto would materially interfere with any material financing, acquisition, corporate reorganization or other material transaction by the Company, (ii) the Company promptly gives each Holder of Shares written notice of such determination, and (iii) all other shareholders of the Company holding registration rights shall also be subject to the same suspension. The Company shall have no obligation to maintain the effectiveness of the Shelf Registration Statement with respect to the Shares during periods when each Holder is required to suspend the sale of such Shares as provided in this
Section 2.01(c). As soon as practicable after the expiration of such periods, the Company shall amend the Shelf Registration Statement as necessary to permit each Holder to sell Shares pursuant to the Shelf Registration Statement.

         2.02 Underwritten Offering. This Section 2.02 shall apply to any underwritten offering of Permitted Period Shares (as defined in the Securities Exchange Agreement) that the Company makes an election (the "Election") to conduct pursuant to Section 3.3(b) of the Securities Exchange Agreement.

                  (a) Promptly following the Election, the Company shall use its best efforts to register the Permitted Period Shares (subject to any cutback in the number of such shares permitted under the terms of the Securities Exchange Agreement) under the Securities Act, for public sale in a firm commitment underwritten secondary offering. The Company shall have the right to designate the managing underwriter of any such offering subject to the consent of the Holder or Holders of the Permitted Period Shares, which consent shall not be unreasonably withheld.

                  (b) The Company shall be entitled to include in any Registration Statement under this Section 2.02 (each an "Underwritten Registration Statement"), for sale in the underwritten offering, shares of Common Stock to be sold by the Company for its own account or for the account of every other Person, except as and to the extent that, in the opinion of the managing underwriter, such inclusion would adversely affect the marketing of the shares to be sold.

                                  ARTICLE III

                             REGISTRATION PROCEDURES

         3.01     Company Obligations. Following the Closing, the Company will:

                  (a) furnish to each Holder, prior to the filing of any Registration Statement, or any prospectus, amendment or supplement thereto, copies of each such document as proposed to be filed, which documents will be subject to the reasonable review and comments of each Holder (and its legal counsel), and the Company will not file the Registration Statement, any prospectus or any amendment or supplement thereto to which a Holder shall reasonably object in writing; and thereafter furnish to each Holder such number of copies of such Registration Statement, each amendment and supplement thereto (including any exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as the Holder may reasonably request in writing in order to facilitate the disposition of the Shares registered pursuant to such Registration Statement; provided, however, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to each Holder shall be subject to the receipt by the Company of reasonable assurances from the Holder that the Holder will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

                  (b) use its best efforts to register or qualify the Shares registered pursuant to such Registration Statement under such other securities or blue sky laws of such jurisdictions as any Holder may reasonably request and do any and all other acts and things which may be reasonably necessary to enable the Holder to consummate the disposition in such jurisdictions of such Shares; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

                  (c) apply, prior to or concurrently with the filing of the Registration Statement, to the Nasdaq SmallCap Market System (or, if the Company is not listed on the Nasdaq SmallCap Market System, any other over-the-counter market or exchange on which the Company's Common Stock is then traded or listed) for the listing of the Shares and use its best effort to obtain the listing of such Shares;

                  (d) notify each Holder in writing, at any time when a prospectus relating to the Shares registered pursuant to such Registration Statement is required to be delivered under the Securities Act, of the occurrence of each event requiring the preparation of a supplement or amendment to such prospectus or filing of a report to be incorporated in the prospectus by reference so that, as thereafter delivered to the purchasers of such Shares, such prospectus (including documents incorporated therein by reference) will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare, file with the Commission and make available to each Holder any such supplement, amendment or report incorporated in the prospectus by reference, including, without limitation, after any period or suspension referred to in Section 2.01(c);

                  (e) make available for inspection by each Holder of Shares to be registered pursuant to the Registration Statement and any attorney, accountant or other professional retained thereby (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspectors in connection with such Registration Statement; provided, that the Company shall not be required to make such information available to more than one law firm on behalf of all Holders of Shares to be registered pursuant to the Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed by the Inspectors unless (i) in the judgment of counsel to the Company the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) the information in such Records is generally available to the public. As a condition of receiving access to such confidential information described in clause (i) or

(ii) of the preceding sentence, each Holder of such Shares shall agree that such confidential information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such information is made generally available to the public, it being understood that nothing in this sentence shall reduce the Company's obligations hereunder, including under
Section 3.01(d). Each Holder further shall agree that it will, upon learning that disclosure of such Records from the Holder is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                  (f) make generally available to the Holders earnings statements, which need not be audited, satisfying the provisions of Section 11(a) of the Securities Act no later than forty-five days after the end of the twelve-month period beginning with the first month of the first fiscal quarter commencing after the effective date of the Registration Statement, which earnings statements shall cover said twelve-month period;

                  (g) promptly notify each Holder of the issuance or threatened issuance of any stop order or other order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any preliminary prospectus, prospectus or prospectus supplement, use reasonable efforts to prevent the issuance of any such threatened stop order or other order, and, if any such order is issued, use all its reasonable efforts to obtain the lifting or withdrawal of such order at the earliest possible moment and promptly notify the Holder of any such lifting or withdrawal;

                  (h) if requested by any Holder, the Company will promptly incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information concerning such Holder and such Holder's intended method of distribution as such Holder requests to be included therein (and which is not violative of an applicable law, rule or regulation, in the reasonable judgment of the Company, after consultation with its outside legal counsel), including, without limitation, with respect to any change in the intended method of distribution, the amount or kind of Shares being offered by such Holder, the offering price for such Shares or any other terms of the offering or distribution of the Shares, and the Company will make all required filings of such prospectus supplement or post-effective amendment as soon as possible after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

                  (i) obtain consents from its independent public accountants in customary form as required to obtain and maintain effectiveness of the Registration Statement, and in connection with its obligations under Section 2.02, obtain a "cold comfort" letter from such accountants in customary form;

                  (j) obtain an opinion or opinions from its counsel in customary form and reasonably satisfactory to the Holders and their respective legal counsel;

                  (k) in an underwritten offering, make available its management personnel for meetings with potential purchasers and "road shows" for a period of not more than seven consecutive business days;

                  (l) as promptly as practicable after the filing with the Commission of any document which is incorporated by reference into the Registration Statement, notify each Holder of such filing and deliver a copy of such document to the Holder;

                  (m) cooperate with each Holder to facilitate the timely preparation and delivery of certificates, not bearing any restrictive legends, unless otherwise required by the Holder, representing the Shares to be sold under the Registration Statement, and enable such Shares to be in such denominations and registered in such names as such Holder may request;

                  (n) cooperate with each Holder, its legal counsel and any other interested party (including any interested broker-dealer) in making any filings or submissions required to be made, and the furnishing of all appropriate information in connection therewith, with the NASD;

                  (o) cause its subsidiaries to take all action necessary to effect the registration of the Shares contemplated hereby, including preparing and filing any required financial or other information;

                  (p) make available to the transfer agent for each class or series of Shares a supply of certificates or other instruments evidencing or constituting such Shares which shall be in a form complying with the requirements of such transfer agent, promptly after a registration thereof; and

                  (q) use all its reasonable efforts to keep each such registration or qualification effective, including through new filings, amendments or renewals, during the period the Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable in connection with such registration or qualifications in all jurisdictions in which qualification or registration is necessary.

         3.02 Information from Holder. The Company may require each Holder to promptly furnish in writing to the Company such information regarding the distribution of the Shares as it may from time to time reasonably request and such other information as may be legally required in connection with such registration.

         3.03 Suspension of Sales. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection 3.01(d) hereof, it will immediately discontinue disposition of Shares pursuant to the Registration Statement until it receives copies of the supplemented or amended prospectus contemplated by subsection 3.01(d) hereof, and, if so directed by the Company, the Holder will deliver to the Company all copies, other than permanent file copies then in their possession, of the most recent prospectus (including any prospectus supplement) covering such Shares at the time of receipt of such notice or destroy all such copies.


                                   ARTICLE IV

                              REGISTRATION EXPENSES

         4.01 Except as provided in Section 4.02, all fees and expenses incident to the Company's performance of or compliance with this Agreement shall be borne by the Company, including, without limitation, the following fees and expenses:
(a) all Commission, National Association of Securities Dealers, Inc., stock exchange or other registration and filing fees and listing fees; (b) the fees and expenses of the Company's compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Shares); (c) printing expenses; (d) the fees and disbursements of counsel for the Company and of one counsel for the Holders for each registration, and the fees and expenses for independent certified public accountants and other persons retained by the Company in connection with such registration; (e) fees of transfer agents and registrars; and (f) messenger and delivery expenses. In connection with any underwritten offering, the Company shall also pay all underwriting discounts and commissions. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by the Company, and the expenses and fees for listing or authorizing for quotation the securities to be registered on each securities exchange on which any shares of the Common Stock are then listed or quoted.

         4.02 Each Holder shall pay all its internal expenses incurred in connection with the registration (including, without limitation, all salaries and expenses of the Holder's officers and employees performing legal or accounting duties).

                                   ARTICLE V

                          INDEMNIFICATION; CONTRIBUTION

         5.01 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder, each of the Holder's officers, directors, partners and members, and the Holder's legal counsel and independent accountants, if any, and each person controlling any such persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, and any of the foregoing incurred in settlement of any litigation, commenced or threatened) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus contained therein or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction by the Company in connection with any registration, qualification or compliance required hereunder or arising out of or based upon the Company's breach of any representation, warranty, covenant or agreement contained in this Agreement; provided, however, that the Company shall not be liable in any such case to the extent any of such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by the Holder expressly for use therein.

         5.02 Indemnification by Holder. Each Holder agrees to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company set forth above in Section 5.01, but only with respect to information furnished in writing by the Holder, or on its behalf expressly for use, under the heading "Selling Shareholders" and "Distribution," in the Registration Statement or prospectus relating to the Shares, any amendment or supplement thereto or any preliminary prospectus; provided, however, that the obligation of each Holder shall be several and not joint. In case any action or proceeding shall be brought against the Company or its directors or officers, any such controlling person, or any such underwriter or controlling person of an underwriter in respect of which indemnity may be sought against the Holder, the Holder shall have the rights and duties given to the Company, and the Company or its directors or officers or such controlling person or any such underwriter or controlling person of an underwriter shall have the rights and duties given to the Holder, by the preceding Section 5.01 hereof.

         5.03 Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Person entitled to indemnification under Section 5.01 or
5.02 above (an "Indemnified Party") in respect of which indemnity may be sought from any party who has agreed to provide such indemnification (an "Indemnifying Party"), the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all expenses. Such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party has agreed to pay such fees and expenses, or (b) such Indemnified Party shall have been advised by counsel that there is an actual or potential conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that Indemnified Party elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one cause of action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such Indemnified Parties, which firm shall be designated in writing by such Indemnified Parties unless there shall be conflicts of interest among such Indemnified Parties, in which case the Indemnifying Party shall be liable for the fees and expenses of additional counsel). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding or any threatened action or proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with its written consent or if there be a final judgment of the plaintiff in any such action or proceedings, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. The failure of any Indemnified Party to give prompt notice of a claim for indemnification hereunder shall not limit the Indemnifying Party's obligations to indemnify under this Agreement, except to the extent such failure is prejudicial to the ability of the Indemnifying Party to defend the action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement unless (x) there is no finding or admission of any violation of any rights of any Person and no effect on any other claims that be made against any Indemnified Party, (y) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and
(z) such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

         5.04 Contribution. If the indemnification provided for in this Article V is unavailable to the Indemnified Parties in respect of any losses, claims, damages, liabilities or judgment referred to herein, then such Indemnifying Party, in lieu of Indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities and judgments in the following manner: as between the Company on the one hand and any Indemnified Party entitled to indemnification under Section 5.01 on the other, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and any Indemnified Party entitled to indemnification under Section 5.01 on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of any Indemnified Party entitled to indemnification under Section 5.01 on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the means of subsection 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         5.05 Survival. The indemnity and contribution agreements contained in this Article V shall remain operative and in full force and effect with respect to any sales of Shares made pursuant to the Registration Statement regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company, and (c) the consummation of the sale or successive resale of the Shares.


                                   ARTICLE VI

                                  MISCELLANEOUS

         6.01 Rules 144 and 144A. The Company covenants that following the registration of Shares it will timely file any reports required to be filed by it under the Securities Act and the Exchange Act so as to enable each Holder holding Shares to sell such Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rules 144 and 144A under the Securities Act, as each such Rule may be amended from time to time, or (b) any similar rule or rules hereafter adopted by the Commission. Upon the request of any Holder, the Company will forthwith deliver to the Holder a written statement as to whether it has complied with such requirements.

         6.02 Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given other than as mutually agreed upon in writing by the Company and Holders of at least 75% of the Registrable Securities then outstanding (with any Holder of Series D Shares being deemed to hold the shares of Common Stock into which such Series D Shares are convertible).

         6.03 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, regular mail, registered first-class mail, confirmed facsimile or recognized express courier service by next business day delivery:

                         (i)         if to the Company, to:
                                     Metrocall, Inc.
                                     6677 Richmond Highway
                                     Alexandria, Virginia 22306
                                     Attn: Chief Financial Officer
                                     Fax Number: (703) 768-9625

                                     with a copy to:

                                     Wilmer, Cutler & Pickering
                                     2445 M Street, N.W.
                                     Washington, D.C. 20037-1420
                                     Attn:  Thomas W. White, Esq.
                                     Fax Number: (202) 663-6363

                         (ii) if to a Holder, to its address appearing on the
stock records of the Company.

Notices shall be deemed given on the day on which delivered by hand or facsimile, if delivered by 5:00 p.m. Eastern time; on the fifth business day after mailing if delivered by mail; or the business day after delivery to an overnight air courier if next-day delivery is specified.

         6.04     Successors and Assigns.

                  (a) A Holder shall not assign any rights or benefits under this Agreement without the prior written consent of the Company or as otherwise provided in this Section 6.04. A Holder may, subject to compliance with any applicable provisions of the Securities Exchange Agreement, assign to any transferee without the Company's consent such Holder's rights and benefits with respect to Registrable Securities, so long as the transferee executes and delivers to the Company a consent to be bound by the terms of this Agreement, in which case the transferee shall be a Holder and shall retain the rights and benefits of the transferor under this Agreement. The Company shall not assign any rights, benefits or obligations under this Agreement without prior written consent of the Holders of at least a majority of the Registrable Securities then outstanding (with any Holder of Series D Shares being deemed to hold the shares of Common Stock into which such Series D Shares are convertible); provided, however, that the Company shall assign its rights, benefits and obligations to any Person the Company is merged with or consolidated into or to any Person to whom the Company sells substantially all of its assets. This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of the Company and the Holder.

                  (b) McCaw hereby acknowledges that it assigned to Wireless (but not in writing), simultaneously with its assignment to Wireless of the shares of Series C Convertible Preferred Stock assigned by McCaw to Wireless, all of its rights and benefits under the Registration Rights Agreement and the Company, to the extent such consent was required, hereby acknowledges that it consented thereto.

         6.05 Counterparts. This Agreement may be executed in a number of identical counterparts and it shall not be necessary for the Company, Wireless and McCaw to execute each of such counterparts, but when each has executed and delivered one or more of such counterparts, the several parts, when taken together, shall be deemed to constitute one and the same instrument, enforceable against each in accordance with its terms. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement of this Agreement is sought.

         6.06 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         6.07 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW.

         6.08 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or further laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

         6.09 Entire Agreement. This Agreement and the Securities Exchange Agreement (including schedules and exhibits thereto) are intended by the Company and Wireless as the final expression of their agreement and are intended to be a complete and exclusive statement of their agreement and understanding in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Company, on the one hand, and McCaw or Wireless, on the other, with respect to such subject matter.

         6.10 Third Party Beneficiaries. Other than Indemnified Parties not a party hereto, this Agreement is intended for the benefit of the Company, Wireless and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

         6.11 Obligations Several; Independent Nature of Each Holder's Rights. Each obligation of any Holder is several and no such Holder shall be responsible for the obligations of any other Holder. Nothing contained herein, and no action taken by any such Holder pursuant hereto, shall be deemed to constitute such Holders as a partnership, an association, a joint venture or any other kind of entity. Each Holder shall be entitled to protect and enforce its rights arising out of this Agreement without notice to or the consent of any other person and it shall not be necessary for any other such Holder to be joined as an additional party in any proceeding for such purpose.

         6.12 Nonwaiver. No course of dealing or any delay or failure to exercise any right, power or remedy hereunder on the part of the Holder shall operate as a waiver of or otherwise prejudice such Holder's rights, powers or remedies.

         6.13 Remedies. The Company acknowledges that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Agreement are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise without requiring such Holder to post any bond or other security, unless otherwise required by applicable law (which cannot be waived by the Company).

                           [Execution page following]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                     METROCALL, INC.




                                     By:      __________________________________
                                              Name:
                                              Title:


                                     AT&T WIRELESS SERVICES, INC.



                                     By:      __________________________________
                                              Name:
                                              Title:


                                     McCAW COMMUNICATIONS COMPANIES, INC.




                                     By:      __________________________________
                                              Name:
                                              Title:

                                  SCHEDULE 3.3
                               RESTRICTED PERSONS

1. Any entity with annual revenues in excess of $500 million and a market capitalization of $500 million that is principally engaged in the business of providing telecommunications services.

2. Any beneficial owner (as defined under Section 13(d) of the Securities Exchange Act of 1934) of 5% or more of the issued and outstanding Common Stock, other than a beneficial owner described in Rule 13d-1(b)(1) under such act that is reporting such holdings on Schedule 13G, or $25 million or more in principal amount of the outstanding debt, of any entity described in the preceding paragraph or any of the following companies or their successors:

         Arch Communications Group, Inc.

         Weblink Wireless, Inc.

         Paging Network, Inc.


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